                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the Registrant /X/

        Filed by a Party other than the Registrant / /

        Check the appropriate box:

        /X/ Preliminary Proxy Statement           / / Confidential, for Use of
                                                      the Commission Only
                                                      (as permitted by Rule 14a-
                                                      6(e)(2))
        / / Definitive Proxy Statement

        / / Definitive Additional Materials

        / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AFG Investment Trust A
        -----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


        -----------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


        Payment of Filing Fee (Check the appropriate box):

        /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
            14a-6(i)(2) or Item 22 (a)(2) of Schedule 14A.

        / / $500 per each party to the controversy pursuant to Exchange Act
            Rule 14a-6(i)(3).

        / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

        (1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

        (5) Total fee paid:

        ----------------------------------------------------------------------

            / /  Fee paid previously with preliminary materials.

            / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        ----------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------

        (3) Filing Party:

        ----------------------------------------------------------------------

        (4) Date Filed:

        ----------------------------------------------------------------------

                             AFG INVESTMENT TRUST A
                           98 North Washington Street
                           Boston, Massachusetts 02114


      This Solicitation Statement is being furnished to each holder (individually, a "Beneficiary," and, collectively, the "Beneficiaries") of Beneficiary Interests (the "Interests") in AFG Investment Trust A, a Delaware business trust (the "Trust"), in connection with the solicitation by the Trust of the consent of the Beneficiaries to a proposed amendment (the "Amendment") to the Amended and Restated Declaration of Trust of the Trust (the "Trust Agreement"). AFG ASIT Corporation, a Massachusetts corporation, is the Managing Trustee of the Trust (the "Managing Trustee").

    The Amendment would:

- (i) amend the provisions of the Trust Agreement governing the redemption of Interests to permit the Trust to offer to redeem outstanding Interests at such times, in such amounts, in such manner and at such prices as the Managing Trustee of the Trust may determine from time to time, in accordance with applicable law; and

- (ii) add a provision to the Trust Agreement that would permit the Trust to issue, at the discretion of the Managing Trustee and without further consent or approval of the Beneficiaries, an additional class of security with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Managing Trustee may fix.

       Such security, if it were to be offered and sold, would provide the Trust with the funds:

- (a) to implement more expansive Interest redemption opportunities for Beneficiaries without using Trust funds which may otherwise be available for current cash distributions; and

- (b) to make a special one-time distribution (the "Special Distribution") to Beneficiaries.

      Pursuant to Section 11.2 of the Trust Agreement, the adoption of the Amendment requires the consent of Beneficiaries holding more than 50% in the aggregate of the Interests held by all Beneficiaries. This Solicitation Statement and the accompanying consent form are being mailed to Beneficiaries of record as of October 1, 1996. As of October 1, 1996, there were 549,298 Interests outstanding, all of which are entitled to participate in voting on the Amendment.

      The consent form enclosed with this Solicitation Statement, to be valid, must be signed by the record owner(s) of the Interests and returned to the Managing Trustee by December 6, 1996 (subject to extension at the discretion of the Managing Trustee). A properly executed consent form received by the Managing Trustee will be voted in accordance with the direction indicated on the form. If no direction is indicated, a properly executed consent form received by the Managing Trustee will be voted in favor of the Amendment. Voting on the Amendment will be conducted only by written consent and no formal meeting of the Beneficiaries will be held. THE MANAGING TRUSTEE RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT.

      BENEFICIARIES ARE ASKED TO VOTE BY MARKING AND SIGNING THE ACCOMPANYING CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY DECEMBER 6, 1996. THE CONSENT FORM MAY ALSO BE RETURNED BY FACSIMILE AT (214) 999-9323 OR (214) 999-9348.

                                TABLE OF CONTENTS
                                -----------------

Summary of Amendment...................................................4

Background and Purposes of Amendment...................................5

Factors to Consider...................................................10

Consent of Beneficiaries..............................................12

Additional Information Concerning the Trust...........................14

                             SUMMARY OF AMENDMENT
                             --------------------

     Consenting to the Amendment will permit the Trust to do the following:

     1. OFFER TO REDEEM INTERESTS HELD BY BENEFICIARIES IN OTHER THAN THE LIMITED CIRCUMSTANCES CURRENTLY PERMITTED BY THE TRUST AGREEMENT. Currently, the Trust Agreement permits redemption of Interests in only two circumstances.
Section 9.6 of the Trust Agreement gives a Beneficiary the right to tender interests for redemption by the Trust in certain limited circumstances, and
Section 9.5 of the Trust Agreement gives the Trust the right to redeem only those Interests held by Beneficiaries who are not U.S. citizens, also in certain limited circumstances. The Amendment would permit the Managing Trustee to offer to redeem outstanding Interests at such times, in such amounts, in such manner and at such prices as the Managing Trustee may determine from time to time, in accordance with applicable law. Any new redemption program would be structured and implemented so as to preserve the status of the Trust as an entity taxable as a partnership for federal income tax purposes and so as to prevent the Trust from being terminated for federal income tax purposes. There is no assurance, however, that the Managing Trustee will in fact implement any program offering more expansive Interest redemption opportunities for Beneficiaries.

     2. PERMIT THE TRUST TO ISSUE AN ADDITIONAL CLASS OF SECURITY. Currently, the Trust Agreement does not offer the Trust the flexibility of raising additional funds by issuing an additional class of security. Furthermore, if the Trust were to use cash flow from operations or further leverage its assets to fund a more expansive Interest redemption program, it would negatively impact the current cash distributions to Beneficiaries. Although the specific provisions of any additional security that the Trust might offer have not been determined, the Managing Trustee intends to include certain subordinated features that would prevent distributions to purchasers of the new security if the current class of Beneficiaries did not receive distributions on their Interests at least equal to the current rate (currently $0.41 per Interest per quarter). If such additional class of security could be offered and sold, the Trust would have funds to implement one or more Interest redemption programs without negatively affecting current cash distributions. The Managing Trustee also intend to cause the Trust make a special one-time distribution to the current class of Beneficiaries of approximately 20% of the net offering proceeds received in such an offering (the "Special Distribution"). Further, the Managing Trustee will seek to have the Trust offer any such security first to the current class of Beneficiaries, subject to regulatory approval. There is no assurance, however, that the Trust will, in fact, offer an additional class of security or as to the terms thereof or that, if such an offering were made, it would be successful.

                      BACKGROUND AND PURPOSES OF AMENDMENT
                      ------------------------------------

     The following is a discussion of the background and purposes of the Amendment. The exact language of the Amendment is set forth in Exhibit A to this Solicitation Statement. The summary of the Amendment in the following discussion is qualified in its entirety by reference to Exhibit A.

     The Trust is soliciting the consent of the Beneficiaries to the Amendment in order to give the Trust the flexibility to achieve two interrelated objectives. The first is to permit the Trust to offer increased liquidity to Beneficiaries by expanding the ability of the Trust to redeem Interests. The second is to permit the Trust to issue an additional class of security which, if offered and sold, would provide the Trust with the funds to implement more expansive Interest redemption opportunities for Beneficiaries as well as to make a special one-time distribution to pre-offering Beneficiaries.

     REDEMPTION OF INTERESTS. Currently, the Trust has only a limited ability to redeem Interests. Pursuant to Section 9.6 of the Trust Agreement, a Beneficiary has the right to tender Interests for redemption by the Trust if certain conditions are satisfied, including the following:

     (i) Interests may be tendered by Beneficiaries for redemption by the Trust only on a date selected by the Managing Trustee, which cannot be declared more than once a year;

     (ii) The Trust may not redeem Interests in any fiscal quarter in which the distribution paid in that quarter is less than $0.625 per Interest (the current level of distributions would not permit redemptions under this provision);

     (iii) In general, not more than 10% of the Interests may be redeemed in any taxable year of the Trust, and in calculating this percentage the Trust must aggregate its redemptions with all other sales or other disposition of Interests by Beneficiaries to third parties during the year; and

     (iv) Interests can only be redeemed at a redemption price equal to 90% of the original purchase price less distributions received, a formula which may not produce a price that is attractive either to the Trust or to the Beneficiary.

     The Trust also has the right, pursuant to Section 9.5 of the Trust Agreement, to redeem Interests held by Beneficiaries whose status changes from U.S. citizen to non-U.S. citizen or whose status as a U.S. citizen is not confirmed by the


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


Beneficiary, in order not to exceed the maximum number of non-eligible persons permitted to be Beneficiaries under applicable rules and regulations.

     The Managing Trustee believes that the current redemption provisions are too limited. Given the current level of quarterly distributions, the current redemption provisions do not permit the Trust to redeem any Interests. If the Trust Agreement were amended to permit the Trust to offer to redeem outstanding Interests at such times, in such amounts, in such manner and at such prices as the Managing Trustee may determine from time to time, in accordance with applicable law, the Managing Trustee would then be able to offer Beneficiaries the opportunity to have their Interests redeemed, either directly by the Trust or through secondary market purchases by the Trust, at prices that the Managing Trustee believes would be attractive to the Trust while giving Beneficiaries who desire liquidity the opportunity to dispose of their Interests.

     In 1995, the Managing Trustee reduced the amount of distributions to Beneficiaries from $0.63 to $0.315 per Interest (on a quarterly basis). Recently, the Managing Trustee increased the quarterly distribution rate to $0.41 per Interest. The Managing Trustee intends to issue any additional class of security with certain subordinated features that would allow the Trust to redeem Units without reducing the current distribution rate. The Managing Trustee believes that it would be willing to cause the Trust to acquire Interests currently at a price that is at or greater than the prices at which Interests have recently traded in the secondary market but less than the current formula redemption price provided for in the Trust Agreement. The Managing Trustee further believes that it might be willing at some point in the future to cause the Trust to acquire Interests at a price that is greater than the then formula redemption price provided for in the Trust Agreement, because such price decreases dollar for dollar by the amount of distributions made, without regard for the time value of money. Any new redemption program would be structured and implemented so as to preserve the status of the Trust as an entity taxable as a partnership for federal income tax purposes and so as to prevent the Trust from being terminated for federal income tax purposes.

     There is no assurance that if the Amendment were approved by the Beneficiaries the Trust would in fact offer to redeem any Interests, however, or that if Interests were redeemed on one occasion Interests would be redeemed on subsequent occasions. There is also no assurance that any price at which the Trust would offer to redeem Interests would be acceptable to Beneficiaries.

     ISSUANCE OF ADDITIONAL SECURITIES. Currently, the Trust is not permitted to issue additional securities. If the Trust Agreement were amended to permit the Trust to issue an additional class of security with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Managing Trustee may fix, the Trust would have funds, if such securities were offered and sold, to implement more expansive Interest redemption opportunities for Beneficiaries without using cash flow from operations which may otherwise be available for current cash distributions. Furthermore, the Managing Trustee intends to cause any additional class of security to have certain subordinated features that would prevent distributions to purchasers of the new security if the current class of Beneficiaries did not receive distributions on their Interests at least equal to the current rate. Accordingly, the Trust would have the ability to redeem Units without negatively affecting the current distribution rate. The Managing

Trustee currently intends to have the Trust make the Special Distribution to the current class of Beneficiaries of approximately 20% of the net cash proceeds received in such an offering. The Managing Trustee intends to have the Trust offer any such security first to the current class of Beneficiaries, subject to regulatory approval.

     The Amendment would give the Managing Trustee discretion to issue the additional class of security without further consent or approval of the Beneficiaries. The rights, powers and duties of the additional class will differ from those of the existing Interests. The specific provisions of any security that the Trust might offer have not been determined at present and will depend on a variety of factors existing at the time of the proposed issuance. Such factors could include the quality of the Trust's portfolio, interest rates and perceived demand for the security. The Managing Trustee expects that the provisions of the security would be favorable to potential purchasers, so that the securities would be sold and funds raised. There is no assurance, however, that a security could be designed that would be successfully sold.

     The Managing Trustee expects that any security that the Trust might offer would have voting rights, and might have more than one vote per unit. Accordingly, depending upon the actual number of securities issued and sold and the subsequent number of Interests redeemed, voting control of the Trust could change. The Managing Trustee currently expects that any security that the Trust might offer would, subject to regulatory approval, first be offered to all the holders of interests in the Trust (Beneficiaries, the Managing Trustee and the Special Beneficiary) in proportion to their economic interest, which is 90.75% in the Beneficiaries, 8.25% in



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




the Special Beneficiary and 1% in the Managing Trustee. To the extent holders of economic interest in the Trust did not subscribe for their full pro-rata share of the new security, the balance of the offering would be allocated among holders of economic interest in the Trust who had indicated their willingness to purchase more than their pro-rata share, up to each such interest holder's full pro-rata share of the balance based upon the relative economic interest of the interest holders participating in the second allocation round. The Managing Trustee and the Special Beneficiary can be expected to seek to purchase the maximum amount of any new security that they would be entitled to purchase in both allocation rounds.

                               FACTORS TO CONSIDER
                               -------------------

     BENEFITS OF AMENDMENT. Beneficiaries currently have limited liquidity in their investment in the Trust. If the Amendment is approved, and if the Managing Trustee subsequently determines to expand Interest redemption opportunities for Beneficiaries and is able to raise the necessary funds through the issuance of an additional class of security, the opportunities for Beneficiaries to dispose of their Interests for cash would increase and the Beneficiaries could be expected to receive the Special Distribution.

     DISADVANTAGES OF THE AMENDMENT. The Amendment would permit the Managing Trustee, without any further consent or approval of the Beneficiaries, to issue an additional class of security with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to the existing Interests, as the Managing Trustee may fix. Any issuance of an additional class of security with equal or greater voting rights could, depending upon the number of units issued, the identity of the holders of interests in the Trust who participate in the purchase of the new security and the identity of the Beneficiaries who participate in any future Interest redemption opportunity, have the effect of diluting the voting rights of the current Beneficiaries. Any issuance of an additional class of security would also have a dilutive effect on any Beneficiary who did not purchase his or her pro rata share of the issuance.

     Further, the Trust might not be successful in selling any additional securities, in which event it would not implement any more expansive Interest redemption opportunities the current limited liquidity of Beneficiaries would continue and there would be no Special Distribution. Any issuance of an additional class of security would also have to satisfy the requirements of federal and state securities laws and regulators applying those laws, which could affect the timing, structure and feasibility of any issuance or redemption of securities as well as the availability of such security for purchase by Beneficiaries in certain states.

     ALTERNATIVES. The Managing Trustee considered alternatives to the issuance of a second class of equity security as a means of raising the funds the Trust would need to effect a broader Interest redemption program. The alternatives considered were raising funds through borrowings or using Trust cash flow. The Managing Trustee believes that the issuance of a second class of security is preferable to both the borrowing and the cash flow alternatives, because implementing either of those alternatives would reduce the cash flow available to the Trust for distribution to Beneficiaries and accordingly would probably result in reduced distributions. Although the Managing Trustee is asking Beneficiaries to approve the Amendment permitting the issuance of a second class of security, having determined that this is the most feasible means of raising additional funds, there is no assurance that the Trust will in fact ever determine to issue such security or, if such determination to issue is made, that such security can or will be successfully sold and funds raised for the purpose of redeeming Interests.

                            CONSENT OF BENEFICIARIES
                            ------------------------

     This Solicitation Statement is being furnished to Beneficiaries in connection with the solicitation by the Trust of the consent of the Beneficiaries to the Amendment. NO FORMAL MEETING OF BENEFICIARIES WILL BE HELD.

     A properly executed consent form received by the Managing Trustee will be voted in accordance with the direction indicated by the Beneficiary on the form. If no direction is indicated, a properly executed consent form received by the Managing Trustee will be voted in favor of the Amendment. To be counted, a consent form must be received by the Managing Trustee prior to the earlier of
(a) December 6, 1996, subject to extension at the discretion of the Managing Trustee, or (b) the date on which the Managing Trustee receives the affirmative consent of Beneficiaries holding more than 50% in the aggregate of the Interests held by all Beneficiaries. The consent form may be returned to the Managing Trustee by mail or hand-delivery at The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201. A stamped envelope addressed to the Managing Trustee is enclosed. The consent form may also be returned to the Managing Trustee by facsimile at (214) 999-9323 or (214) 999-9348. To be valid, a consent form must be signed by the record owner(s) of the Interests represented thereby as listed in the records of the Trust. Pursuant to Section
12.1 of the Trust

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


Agreement, a written consent may not be withdrawn or voided once it is received by the Managing Trustee. All questions as to the validity (including time of receipt) of all consent forms will be determined by the Managing Trustee, which determinations will be final and binding.

     On October 1, 1996, there were 636 Beneficiaries having in the aggregate a 90.75% economic interest in the Trust, a Managing Trustee having a 1% economic interest in the Trust and a Special Beneficiary having a 8.25% economic interest in the Trust. A total of 549,298 Interests were outstanding, all of which are entitled to participate in voting on the Amendment. Affiliates of the Managing Trustee own 200 Interests in the Trust. Under the Trust Agreement, neither the Managing Trustee nor the Special Beneficiary is entitled to participate in voting on the Amendment. The Special Beneficiary is Equis Financial Group, an affiliate of the Managing Trustee. The Trust knows of no person or entity who beneficially owns more than 5% of the outstanding Interests.

     This Solicitation Statement has been prepared under the direction of the Managing Trustee. The costs of preparing and mailing this Solicitation Statement and the enclosed consent form and soliciting consent will be paid by the Trust. In addition to soliciting the consent of Beneficiaries by mail, representatives of the Managing Trustee may, at the Trust's expense, solicit the consent of Beneficiaries by telephone, telegraph, in person or by other means. In addition, the Managing Trustee has retained The Herman Group, Inc. to solicit consent. The fees of the The Herman Group, Inc. will be paid by the Trust and are estimated to be $15,000.

     Pursuant to Section 11.2 of the Trust Agreement, the consent of Beneficiaries holding more than 50% in the aggregate of the Interests held by all Beneficiaries is required for approval of the Amendment. Upon receipt of the requisite approval, it will be binding on all Beneficiaries, whether or not they consented. Interests that are not voted in favor of the Amendment (including Interests owned by Beneficiaries who do not return consent forms) will not be counted toward the majority vote required for approval.

     THE MANAGING TRUSTEE RECOMMENDS THAT THE AMENDMENT BE APPROVED AND URGES EACH BENEFICIARY TO COMPLETE AND RETURN THE ENCLOSED CONSENT FORM IMMEDIATELY. FAILURE TO ACT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE AMENDMENT. ANY BENEFICIARY WITH QUESTIONS RELATING TO THE AMENDMENT SHOULD TELEPHONE THE TRUST AT (800) 738-5506.

                  ADDITIONAL INFORMATION CONCERNING THE TRUST
                  -------------------------------------------

     The Interests are registered under the Securities Exchange Act of 1934 and as a result the Trust files annual and quarterly reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected at the Commission's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, 13th floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington,

D.C. 20549, at prescribed rates. In addition, the Trust's Annual Report on Form 10-K for the year ended December 31, 1995, and its Quarterly Reports for the three-month period ended March 31, 1996, and the six-month period ended June 30, 1996, respectively, may be obtained by Beneficiaries from the Trust by writing to AFG Investment Trust c/o Equis Financial Group at 98 North Washington Street, Boston, Massachusetts 02114.

                                                                      EXHIBIT A

      The full text of the proposed Amendment to the Trust Agreement is as follows:


                                 AMENDMENT NO. 1

                                       to

                    AMENDED AND RESTATED DECLARATION OF TRUST

      THE AMENDED AND RESTATED DECLARATION OF TRUST OF AFG INVESTMENT TRUST A made and agreed to by the Trustees and the Beneficiaries as of _____________, _________ (the "Trust Agreement"), is hereby amended as of _________, 1996, as follows:

      1. Section 9.6 of the Trust Agreement is hereby amended by adding the following new paragraph at the end of such Section:

                  In addition to the foregoing, the Trust shall have the right to purchase and redeem Interests at such times, in such amounts, in such manner and at such prices as the Managing Trustee may determine from time to time in its sole discretion, provided, however, that any such purchase and redemption shall not be in violation of any applicable legal requirements, shall not result in the termination under the Code of the Trust or of its status as an entity taxable as a partnership, shall not result in the Trust being treated as a publicly traded partnership, shall not cause the Trust to be deemed an "investment company" pursuant to the provisions of the Investment Company Act of 1940 and shall not cause the Assets of the Trust to be considered "plan assets" under ERISA and the regulations thereunder.

      2. Section 12.2 of the Trust Agreement is hereby amended by deleting the word "and" preceding clause (vii) and adding the following clause at the end of such Section:

10/9/96  12:32 PM

            ; and (viii) to authorize the Trust to issue an additional class of Interests (or other securities), with any designations, preferences and relative, participating, optional or other special rights, including special voting rights, as shall be fixed by the Managing Trustee.

      Except as specifically amended hereby, the Trust Agreement as in effect prior to this Amendment thereof remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of __________________, 1996.



MANAGING TRUSTEE:                       BENEFICIARIES:
AFG ASIT Corporation                    By:  AFG ASIT Corporation, as
                                        Attorney-in-Fact for each such
By:                                     Person pursuant to Article XIII of
   ---------------------------------    the Trust Agreement
      Authorized Officer

                                        By:
                                           --------------------------------
DELAWARE TRUSTEE:                            Authorized Officer
Wilmington Trust Company

By:
    --------------------------------
      Authorized Officer

SPECIAL BENEFICIARY:
Equis Financial Group
(formerly named American Finance
Group)

By:
    --------------------------------
      Authorized Officer

10/9/96  12:32 PM


                             AFG INVESTMENT TRUST A

                           98 North Washington Street
                           Boston, Massachusetts 02114

                             Consent of Beneficiary

                  (SOLICITED ON BEHALF OF THE MANAGING TRUSTEE)

      I have received and reviewed the Solicitation Statement dated _______________, 1996 (the "Solicitation Statement"), from AFG Investment Trust A (the "Trust") concerning proposed amendments to the Trust Agreement of the Trust. I hereby

            ______ Consent    ______ Do Not Consent   ______ Abstain

for purposes of Article XII, Section 12.1, of the Trust Agreement to the amendment of the Trust Agreement as set forth in the Solicitation Statement.

      A properly executed Consent of Beneficiary received by the Managing Trustee will be voted in accordance with the direction indicated hereby. If no direction is indicated, a properly executed Consent of Beneficiary received by the Managing Trustee will be voted in favor of the Amendment.

      Number of Beneficiary Interests:  __________

IF THE BENEFICIARY IS AN INDIVIDUAL
(IF JOINT TENANTS OR TENANTS-IN-COMMON,
BOTH OWNERS MUST SIGN):

-----------------------------------------         -----------------------------
 Signature                Date                    Signature                Date

-----------------------------------------         -----------------------------
 Print Name                                       Print Name


IF THE BENEFICIARY IS A CORPORATION,
PARTNERSHIP OR TRUST:


-----------------------------------------
 Print Name of Entity

By:
   --------------------------------------
    Signature                Date

   --------------------------------------
     Print Name and, if applicable, Title


PLEASE RETURN THIS CONSENT FORM NO LATER THAN DECEMBER 6, 1996 (SUBJECT TO EXTENSION AT THE DISCRETION OF THE MANAGING TRUSTEE), IN THE ENVELOPE PROVIDED HEREWITH OR TO THE TRUST A C/O THE HERMAN GROUP, INC. 2121 SAN JACINTO STREET, 26TH FLOOR, DALLAS, TEXAS 75201 OR FAX IT TO (214) 999-9323 OR (214) 999-9348.
PLEASE CALL WITH ANY QUESTIONS OR TO CONFIRM FAX DELIVERY AT (800) 738-5506.